Exhibit 99.1
Velo3D Completes Merger with JAWS Spitfire Acquisition Corporation to Become a Publicly-Traded, Additive Manufacturing Technology Company
Velo3D’s Common Stock to Begin Trading on the New York Stock Exchange Under the Ticker “VLD” on September 30, 2021
Transaction Delivers $274 Million to Support the Adoption of Velo3D’s End-to-End Manufacturing Solutions
Velo3D to Celebrate Milestone by Ringing the New York Stock Exchange Closing Bell on October 7, 2021
CAMPBELL, Calif., Sept. 29, 2021 - Velo3D, Inc. (the “Company” or “Velo3D”), a leading additive manufacturing technology company for mission-critical metal parts, today announced it has completed its merger with JAWS Spitfire Acquisition Corporation (“JAWS Spitfire”) (NYSE: SPFR), a special purpose acquisition company, to become publicly traded. The combined company will retain the name Velo3D and its common stock will begin trading on the New York Stock Exchange under the ticker symbol “VLD” and its warrants under the symbol “VLD WS” on September 30, 2021.
The business combination was approved by the board of directors of JAWS Spitfire and was also approved at a special meeting of JAWS Spitfire’s shareholders on September 28, 2021. As a result of this transaction, the combined company received approximately $274 million in total net proceeds, including $155 million in a private placement of common stock at a $10.00 per share value.
“Today marks a huge milestone for Velo3D,” said Benny Buller, Founder and CEO at Velo3D. “Our vision for the company has always been to enable our customers to build without compromise and the capital raised from this merger will help unlock a new era of innovation through additive manufacturing. Our end-to-end solution has the ability to transform industries and enable the creation of technologies that were previously thought impossible to build. We believe we have a significant opportunity ahead of us and that the unique capabilities that we bring to the market will drive rapid adoption of our technology and our future growth.”

“When you look at the additive manufacturing industry, I believe Velo3D is years ahead of the competition and its proprietary technology and broad set of patents will help the company maintain this lead well into the future,” said Barry Sternlicht, Chairman of JAWS Spitfire Acquisition. “What Velo3D has done for its customers—most of whom are at the forefront of innovation in their industries—is nothing less than transformative. We’re proud to be affiliated with Benny and the rest of the Velo3D team.”
CEO Benny Buller and CFO Bill McCombe will continue to lead the combined company through its next phase of growth as it continues to redefine the high-value metal additive manufacturing market.
Since its production launch in 2018, Velo3D has been utilized by some of the most innovative companies in the world, including SpaceX, Honeywell, Boom Supersonic, Chromalloy, and Lam Research.
The proceeds are expected to accelerate the adoption of Velo3D’s end-to-end additive manufacturing solutions. This growth includes the company’s planned expansion into Europe, which will be a key market in 2022.
Funds will also support the rollout of the new Velo3D Sapphire® XC printer to customers in the space, aviation, energy, and defense industries, as well as customers in new industries that can benefit from printing larger mission-critical metal parts. The first system is expected to be delivered in the fourth quarter of 2021 and will be able to produce parts that are 400% larger in volume and lower production costs by 65-85%, allowing Velo3D’s end-to-end solution to service a wider range of applications. Sapphire® XC currently has more than $80 million in backlog of pre-orders and bookings.
The $274 million in net proceeds from this transaction are calculated as: $345 million from JAWS Spitfire cash in trust, $155 million from private placement of common stock, less $182 million from redemptions, and $44 million in transaction expenses.
To celebrate the merger, Velo3D will be ringing the New York Stock Exchange closing bell at 4:00pm ET on October 7, 2021. The closing bell ceremony will be broadcast live on the New York Stock Exchange’s website. Photos and video of the bell ringing will be available via New York Stock Exchange’s YouTube and Facebook pages and Twitter @NYSE and @VELO3DMetal.
Advisors:
BofA Securities served as exclusive financial advisor to Velo3D and Fenwick & West LLP served as legal counsel to Velo3D.

Credit Suisse Securities (USA) LLC served as capital markets and financial advisor to JAWS Spitfire and as lead placement agent on the PIPE transaction. Kirkland & Ellis LLP served as legal counsel to JAWS Spitfire.
BofA Securities served as a co-placement agent on the PIPE transaction. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to the placement agents on the PIPE.
About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.
Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The end-to-end solution includes the Flow™ print preparation software, the Sapphire® family of printers, and the Assure™ quality control system—all of which are powered by Velo3D’s Intelligent Fusion™ manufacturing process. The company delivered its first Sapphire® system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named to Fast Company’s prestigious annual list of the World’s Most Innovative Companies for 2021. For more information, please visit https://www.velo3d.com, or follow the company on LinkedIn or Twitter.
About JAWS Spitfire Acquisition Corporation:
Prior to the business combination, JAWS Spitfire Acquisition Corporation, led by Chairman Barry S. Sternlicht and Chief Executive Officer Matthew Walters, was a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and anticipated financial impacts of the transaction, the timing of the commencement of trading of the combined company’s securities, and the Company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus relating to the business combination (the “Proxy Statement/Prospectus”), which was filed by JAWS Spitfire with the SEC on September 8, 2021 and the other documents filed by the combined company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the combined company following the announcement of the transaction; (2) the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction; (3) the inability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (4) costs related to the transaction; (5) changes in the applicable laws or regulations; (6) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (7) the impact of the global COVID-19 pandemic; and (10) other risks and uncertainties indicated from time to time described in the Proxy Statement/Prospectus, including those under “Risk Factors” therein, and in the combined company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contacts:
Velo3D
Dan Sorensen, Senior Director of PR
dan.sorensen@velo3d.com
JAWS Spitfire Acquisition Corporation:
Abernathy MacGregor
Tom Johnson / Dan Scorpio
tbj@abmac.com / dps@abmac.com
(212) 371-5999 / (646) 899-8118
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